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                                 United States
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) May 31, 2001



                        MATTHEWS STUDIO EQUIPMENT GROUP
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            (Exact name of registrant as specified in its charter)

                                  California
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                (State or other jurisdiction of incorporation)

            0-18102                                      95-1447751
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      (Commission file number)    (I.R.S. Employer Identification Number)

        3111 North Kenwood Street, Burbank, CA                   91505
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     (Address of principal executive office)                   (Zip Code)

                                (818) 525-5200
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             (Registrant's telephone number, including area code)

                                      N/A
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        (Former name, former address and former fiscal year, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On April 19, 2001, Four Star Lighting, Inc. ("Four Star") which is a subsidiary of Matthews Studio Equipment Group (the "Company") signed an Asset Purchase Agreement with Four Star Acquisition Company, LLC (the "Buyer") to sell Four Star's operation for $12.65 million. The transaction is a sale of assets, with the Buyer assuming only specified liabilities. The transaction was reached through arms' length negotiation. The Company reported its entry into the Asset Purchase Agreement in the Company's Form 8-K report filed on May 2, 2001.

     The parties completed this transaction on May 31, 2001, with Four Star receiving $12.65 million in cash on closing as the purchase price.

     In connection with the closing, Four Star and the Buyer entered into a First Amendment to Asset Purchase Agreement on May 31, 2001. The amendment concerns the assignability of the Asset Purchase Agreement.

     A copy of the Company's press release reporting the consummation of this sale transaction and the First Amendment to Asset Purchase Agreement are attached.

Item 7.  Financial Statements and Exhibits

     As of the date of this report, the pro forma financial information required by this item is not available. The Company intends to file such financial information within 60 days of the due date of this report, as required under applicable regulations of the Securities and Exchange Commission.
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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                             MATTHEWS STUDIO EQUIPMENT GROUP
                                     (Registrant)


Date:  June 14, 2001         By: /s/ Ellen Gordon
                                ----------------------
                                 Ellen Gordon
                                 Estate Representative
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(2)(c) Exhibits

                         EXHIBIT INDEX

Exhibit                       Document Description
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99.13                         Press Release

10.30                         First Amendment to Asset Purchase Agreement